EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Audacy, Inc. (formerly known as Entercom Communications Corp.) of our report dated March 2, 2020 relating to the financial statements which appears in Audacy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 9, 2021